Eagle Bulk Shipping Inc.

25 July 2007

Supramax Fleet Acquisition

Eagle Bulk Shipping Inc. QUALITY - CONSISTENCY - TRANSPARENCY

Forward Looking Statements

This presentation contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Acts. Forward-looking statements reflect management’s current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. The forward-looking statements in this presentation are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc.
cannot assure you that it will achieve or accomplish these expectations, beliefs or projections. Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-
looking statements include the strength of world economies and currencies, general market conditions, including changes in charterhire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements and charter contracts on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists. Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

Eagle Bulk Shipping Inc. QUALITY - CONSISTENCY - TRANSPARENCY

Agenda

Transaction Overview

Acquisition Fleet

Contracted Revenues

Credit Facility

Conclusion

Eagle Bulk Shipping Inc. QUALITY - CONSISTENCY - TRANSPARENCY

Agreed to acquire a fleet of 26 Supramax vessels for $1.1 billion

Fleet consists of 5 vessels of 53,100 dwt each and 21 vessels of 58,000 dwt each

Vessels to be delivered between 2008 and 2012

21 of 26 vessels secured by long term time charters

Charters until 2018 with average time charter duration of over 10 years from today

Contracted revenue of approximately $1 billion

Uncapped profit sharing on 17 of the charters further enhance revenue potential

Eagle fleet expands to 49 vessels with contracted revenue of approximately
$1.2 billion

Company sets quarterly target dividend of $0.50 per share

Transaction Overview

Vessel[1]	Name	Expected Delivery[2]	Time Charter Employment Expiration[3]	Base Time Charter Rate[4]	Profit Share
53,100 dwt Series					
DY121	Wren	Aug-08	Feb 2012	$24,750	n.a.
			Feb 2012 to Dec 2018/Apr 2019	$18,000	50% over $22,000
DY115	Woodstar	Oct-08	Jan 2014	$18,300	n.a.
			Jan 2014 to Dec 2018/Apr 2019	$18,000	50% over $22,000
DY117	Thrush	Sep-09	Charter Free	-	n.a.
DY118	Thrasher	Nov-09	Feb 2016	$18,400	n.a.
			Feb 2016 to Dec 2018/Apr 2019	$18,000	50% over $22,000
DY122	Avocet	Dec-09	Mar 2016	$18,400	n.a.
			Mar 2016 to Dec 2018/Apr 2019	$18,000	50% over $22,000
58,000 dwt Series					
DY3007	Bittern	Sep-09	Dec 2014	$18,850	n.a.
			Dec 2014 to Dec 2018/Apr 2019	$18,000	50% over $22,000
DY3009	Canary	Oct-09	Jan 2015	$18,850	n.a.
			Jan 2015 to Dec 2018/Apr 2019	$18,000	50% over $22,000
DY3010	Crane	Nov-09	Feb 2015	$18,850	n.a.
			Jan 2015 to Dec 2018/Apr 2019	$18,000	50% over $22,000
DY3012[5]	Egret	Dec-09	Sep 2012 to Jan 2013	$17,650	50% over $20,000
DY3014[5]	Gannet	Jan-10	Oct 2012 to Feb 2013	$17,650	50% over $20,000
DY3016[5]	Grebe	Feb-10	Nov 2012 to Mar 2013	$17,650	50% over $20,000
DY3018[5]	Ibis	Mar-10	Dec 2012 to Apr 2013	$17,650	50% over $20,000
DY3020	Jay	Apr-10	Sep 2015	$18,500	50% over $21,500
			Sep 2015 to Dec 2018/Apr 2019	$18,000	50% over $22,000
DY3022	Kingfisher	10-May	Oct 2015	$18,500	50% over $21,500
			Oct 2015 to Dec 2018/Apr 2019	$18,000	50% over $22,000
DY3024	Martin	Jun-10	Dec 2016 to Dec 2017	$18,400	n.a.
DY3035	Nighthawk	Mar-11	Sep 2017 to Sep 2018	$18,400	n.a.
DY3040	Oriole	Jul-11	Jan 2018 to Jan 2019	$18,400	n.a.
DY3042	Owl	Aug-11	Feb 2018 to Feb 2019	$18,400	n.a.
DY TBA[5][6]	Petrel	Sep-11	Jun 2014 to Oct 2014	$17,650	50% over $20,000
DY TBA[5][6]	Puffin	Oct-11	Jul 2014 to Nov 2014	$17,650	50% over $20,000
DY TBA[5][6]	Roadrunner	Nov-11	Aug 2014 to Dec 2014	$17,650	50% over $20,000
DY TBA[5][6]	Sandpiper	Dec-11	Sep 2014 to Jan 2015	$17,650	50% over $20,000
DY TBA[6]	Snipe	Jan-12	Charter Free	n.a.	n.a.
DY TBA[6]	Swift	Feb-12	Charter Free	n.a.	n.a.
DY TBA[6]	Raptor	Mar-12	Charter Free	n.a.	n.a.
DY TBA[6]	Saker	Apr-12	Charter Free	n.a.	n.a.

Eagle Bulk Shipping Inc. QUALITY - CONSISTENCY - TRANSPARENCY

Acquisition Fleet

Please refer to the Company’s Press Release of 25 July 2007

Eagle Bulk Shipping Inc. QUALITY - CONSISTENCY - TRANSPARENCY

Long Term Charters Provide Stable, Visible Revenues

   No. of ships

-

20

40

60

80

100

120

140

2007

2008

2009

2010

2011

2012

2013

2014

2015

2016

2017

2018

-

2,000

4,000

6,000

8,000

10,000

12,000

14,000

16,000

18,000

20,000

$ m

Owned Days

Contracted Revenues

18

30

21

38

45

49

49

49

49

49

49

49

Eagle Bulk Shipping Inc. QUALITY - CONSISTENCY - TRANSPARENCY

Transaction to be closed with borrowings from existing credit facility

Company expects to enter into a long term $1.6 billion revolving credit facility

10-year facility to be led by Royal Bank of Scotland

New facility to replace existing revolving credit facility

Transaction Obligations:

Proposed New $1.6 Billion Credit Facility

2007

$  312.3

2008

93.0

2009

259.1

2010

175.0

2011

208.9

2012

45.8

Total

$  1,094.1

Eagle Bulk Shipping Inc. QUALITY - CONSISTENCY - TRANSPARENCY

Conclusion - Accretive Growth Strategy

Eagle Bulk – a solid, clear, focused investment story

CLEAR BENEFITS TO SHAREHOLDERS

Secure dividend over long term

Pay down debt

Intent to grow dividend over time

AFFIRMS EAGLE BULK AS CONSOLIDATOR IN DRYBULK INDUSTRY

Grows fleet to 49 vessels

Increases cargo carrying capacity to 2.7 million dwt

Lowers average age to 2 years

Improves operating efficiencies with 41 sister vessels

HEALTHY DRYBULK MARKET FUNDAMENTALS CONTINUE

Increase contracted revenues with 16-18 open vessels available to charter through 2008 and 20 profit sharing charters

Eagle Bulk Shipping Inc.